Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 6, 2019, in the Registration Statement (Form F-1) and related Prospectus of Jumia Technologies AG (formerly Africa Internet Holding GmbH) dated March 12, 2019.

/s/ Ernst & Young

Ernst & Young

Société Anonyme

Cabinet de Révision Agréé

Luxembourg

March 12, 2019

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